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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-12603 and Form S-8 No. 333-32297 pertaining to the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan of Ligand Pharmaceuticals Incorporated, as amended, of our report dated January 30, 1998, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in Ligand Pharmaceuticals Incorporated's Annual Report (Form 10-K) for the year ended December 31, 1997.



                                       ERNST & YOUNG LLP


San Diego, California
March 27, 1998